Exhibit 10(ss)



                          ADDITIONAL GUARANTY AGREEMENT

         THIS ADDITIONAL GUARANTY AGREEMENT, dated as of November 19, 2002 (this "Guaranty Agreement"), is made by TXU Energy Company LLC, a Delaware limited liability company (together with its successors and assigns, including Surviving Entities pursuant to Section 9(b) and Replacement Guarantors pursuant to Section 21, the "Guarantor"), in favor of State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee of the ZSF/Dallas Tower Trust, a Delaware grantor trust (in such capacity, together with its successors and assigns, the "Lessor"). Capitalized terms used herein have the meanings ascribed to such terms in Section 22 (including the incorporation of the definitions of terms that are defined in the Lease, as defined below), unless otherwise defined elsewhere herein.

         WHEREAS, Lessor and TXU Properties Company, a Texas corporation (together with its successors and permitted assigns, the "Lessee"), have entered into that certain Lease Agreement dated as of February 14, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Lease"); and

         WHEREAS, TXU Corp., a Texas corporation (the "Parent") executed a Guaranty Agreement dated as of February 14, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Parent Guaranty Agreement"), in favor of the Lessor; and

         WHEREAS, Lessor, LaSalle Bank National Association, as Indenture Trustee (in such capacity, together with its successors and assigns, the "Indenture Trustee"), and First Union National Bank, as Servicer (in such capacity, together with its successors and assigns, the "Servicer"), are parties to that certain Indenture and Servicing Agreement dated as of February 14, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"); and

         WHEREAS, in connection with the transactions contemplated by the Indenture, LaSalle Bank National Association, as Pass-Through Trustee for the benefit of the Certificateholders (as defined below)(in such capacity, together with its successors and assigns, the "Pass-Through Trustee"), has executed and delivered that certain Declaration of Trust dated as of February 14, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Declaration of Trust"), pursuant to which the Energy Plaza Lease Pass-Through Trust, a Delaware grantor trust (the "Trust") was created; and

         WHEREAS, pursuant to the Assignment of Agreements (as defined in the Indenture) and the Assignment of Lease (as defined in the Indenture), the Lessor has assigned to the Indenture Trustee for the benefit of the registered holders from time to time of the Secured Notes (the "Holders"), and for the benefit of the registered holders from time to time (the "Certificateholders") of the Trust Certificates issued pursuant to the Declaration of Trust (the "Certificates"), all of its rights, titles, and interests in and to the Lease, the Parent Guaranty Agreement and the other Lease Operative Documents (other than the Excepted Payments and the Excepted Rights), including, without limitation, the immediate and continuing right to collect and enforce any Additional Guaranty from time to time executed pursuant to Section 9(c) of the Parent Guaranty Agreement; and
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         WHEREAS, TXU Europe Limited, a corporation incorporated under the laws of England and Wales ("TXU Europe"), is a subsidiary of the Parent and has filed a petition for administration under the laws of England; and

         WHEREAS, the Lessee and the Guarantor have been notified by a Majority in Interest of Certificateholders (as defined in the Indenture) that (i) the taking of action by TXU Europe to authorize and effect such administration constitutes a Lease Event of Default under Section 16.1(f)(I) of the Lease (such Lease Event of Default, the "Existing Lease Default"), and (ii) the Existing Lease Default caused an Event of Default under clause (e) of Section 10.1 of the Indenture (together with the Existing Lease Default, collectively, the "Existing Defaults"); and

         WHEREAS, the Lessee and Guarantor have requested, and Certificateholders constituting a Majority in Interest of Certificateholders are willing to agree to instruct the Indenture Trustee and the Servicer to waive the Existing Defaults and to forbear from exercising remedies with respect to the Existing Defaults, in each case subject to the terms and conditions set forth in a letter agreement dated as of the date hereof (the "Waiver Agreement"), among the Lessee, the Parent, the Guarantor and such Certificateholders, including, without limitation, the condition precedent that the Guarantor execute and deliver this Guaranty Agreement; and

         WHEREAS, the Guarantor is an indirect wholly-owned Subsidiary of the Parent and an Affiliate of the Lessee and is engaged in related and interdependent businesses with the Parent and the Lessee; and

         WHEREAS, the Guarantor is desirous that a Majority in Interest of Certificateholders execute and deliver the Waiver Agreement and will receive substantial financial and other benefits from such execution and delivery as a member of the consolidated group of entities that includes the Parent and the Lessee; and

         WHEREAS, the Board of Managers (or equivalent governing body) of the Guarantor has determined that it is in the best interests of the Guarantor and is advisable to execute and deliver this Guaranty Agreement as an Additional Guaranty pursuant to Section 9(c) of the Parent Guaranty Agreement (and not as a Replacement Guaranty pursuant to Section 21 of the Parent Guaranty Agreement);

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees with, and represents and warrants to the Lessor for the benefit of each of the Lessor, the Servicer, the Trust, the Pass-Through Trustee, each other Holder, each Certificateholder, each Indemnitee, each member of each Indemnitee's Group, each Tax Indemnitee and each other Person to whom Base Rent or Supplemental Rent may be payable pursuant to the Lease (together with all successors and assigns of the foregoing, collectively, the "Beneficiaries," and each individually, a "Beneficiary") as follows:

1. THE GUARANTY. The Guarantor hereby irrevocably and unconditionally guarantees to each Beneficiary to which such obligations are owing the following obligations:

                (i) the due, punctual and full payment by the Lessee (whether at the stated time for payment thereof, by demand or otherwise) of


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         all  amounts to be paid by the Lessee pursuant to the Lease and the other Lease Operative Documents, including but not limited to Base Rent, Supplemental Rent, amounts payable by the Lessee if the Lessee self-insures pursuant to Section 9.1(g) of the Lease, amounts payable by the Lessee pursuant to Sections 19.1 and 19.2 of the Lease (and other similar provisions of the other Lease Operative Documents), the purchase price of the Property if the Lessee exercises its right to purchase the Property pursuant to the Lease, any applicable Make-Whole Premium, any Termination Value Payment, any Stipulated Loss Value Payment, any late charges or penalties, interest payable on late charges or penalties, all amounts payable by the Lessee under Article 17 of the Lease (including but not limited to liquidated damages), fees, expenses (including but not limited to the reasonable fees and expenses of attorneys, accountants, experts, and advisors), or other similar costs (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.ss.502(b) andss.506(b)); and

                (ii) the due, prompt and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of the Lessee contained in each Lease Operative Document to which the Lessee is a party in accordance with the terms thereof (all such obligations described in clauses (i) and (ii) above are herein called the "Guaranteed Obligations").

         The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Lessee, the Parent or any other Person or upon any other action, occurrence or circumstance whatsoever. In the event that the Lessee shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to each Beneficiary, without demand, presentment, protest or notice of any kind. Each default under any Lease Operative Document shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.

         The Guarantor also hereby agrees to pay and to indemnify and save each Beneficiary harmless from and against any damage, loss, cost or expense (including but not limited to the reasonable fees and expenses of attorneys, accountants, and advisors) which such Beneficiary may incur or be subject to as a consequence, direct or indirect, of (i) any breach by the Guarantor or the Lessee of any covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement or any other Lease Operative Document, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and
         (ii) any legal action threatened or commenced in connection with or + relating to this Guaranty Agreement or any other Lease Operative Document.

2. OBLIGATIONS ABSOLUTE. The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of any of the Indenture, the Lease, the Parent Guaranty Agreement or any of the other Operative Documents (collectively, the "Transaction Documents"), shall


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

         not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Lessee, the Parent, any Beneficiary, or otherwise, and shall remain in full force and effect without regard to, and (subject to the provisions of Section 21 hereof with respect to the release of the Guarantor upon the substitution of a Replacement Guarantor hereunder) shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation:
         (a) any amendment, restatement, supplement or other modification from time to time to or of the Transaction Documents or any other instrument referred to therein (except that the obligations of the Guarantor hereunder shall apply to the Transaction Documents or such other instruments as so amended, restated, supplemented or modified) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Guaranteed Obligations, (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Transaction Documents; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Lessor, the owner participant in the Lessor, the Pass-Through Trustee, the Parent or the Lessee or its property; (d) any merger, amalgamation or consolidation of the Guarantor, the Lessor, the Pass-Through Trustee, the Parent or the Lessee into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor, the Lessor, the Pass-Through Trustee, the Parent or the Lessee to any Person; (e) any failure on the part of the Lessor, the Pass-Through Trustee, the Parent or the Lessee for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor covenants that its obligations hereunder will not be discharged except by payment in full of all of the Guaranteed Obligations.

3. WAIVER. The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by the Lessee in the payment of any amounts due under the Transaction Documents, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any Beneficiary against the Guarantor, including, without limitation, presentment to or demand for payment from the Lessee or the Guarantor, notice to the Lessee or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Lessee, the Parent, the Lessor, the owner participant in the Lessor or the Pass-Through Trustee, (c) any right to the enforcement, assertion or exercise by any Beneficiary of any right, power or remedy conferred in this Guaranty Agreement or the other Transaction Documents, (d) any requirement or diligence on the part of any Beneficiary and (e) any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or which might otherwise operate as a discharge of the Guarantor.

4. OBLIGATIONS UNIMPAIRED. The Guarantor authorizes each Beneficiary, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of the Guaranteed

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

         Obligations and the Transaction Documents or any other instrument referred to therein, (b) to take and hold security for the payment of the Guaranteed Obligations, for the performance of the Transaction Documents, for the performance of this Guaranty Agreement or otherwise for the indebtedness guaranteed hereby and to exchange, enforce, waive and release any such security, (c) to obtain additional or substitute endorsers or guarantors; (d) to exercise or refrain from exercising any rights against the Lessee, the Parent, the Lessor, the Pass-Through Trustee, and others; and (e) to apply any sums, by whomsoever paid or however realized, to the payment of any Guaranteed Obligation hereunder. The Guarantor waives any right to require any Beneficiary to proceed against the Parent or any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Lessee, the Parent, the Lessor, the Pass-Through Trustee, the Guarantor or any other Person or to pursue any other remedy available to any Beneficiary.

5. SUBROGATION. The Guarantor will not exercise against the Lessee, the Parent, any Additional Guarantor (as defined in Section
         9(c)(i) of this Guaranty Agreement), any other Additional Guarantor (as defined in the Parent Guaranty Agreement), any party obligated under any Qualified Letter of Credit (as defined in Section 9(c)(iv) of this Guaranty Agreement) or any party obligated under any Qualified Letter of Credit (as defined in Section 9(c)(iv) of the Parent Guaranty Agreement), any rights that it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement or indemnity or any rights or recourse to any security for the Guaranteed Obligations unless and until all of the obligations, undertakings or conditions to be performed or observed by the Lessee pursuant to the Lease and by the Lessee and the Guarantor pursuant to the other Transaction Documents at the time of the Guarantor's exercise of any such right shall have been performed, observed or paid in full.

         For a period of one year after the payment in full of the Guaranteed Obligations, the Guarantor hereby waives (x) all rights of subrogation which it may at any time otherwise have as a result of this Guaranty Agreement (whether statutory or otherwise) to the claims of the Lessor and the other Beneficiaries against the Lessee, the Parent or any other guarantor of the Guaranteed Obligations (each referred to herein as the "Other Party") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty Agreement;
         (y) any right to enforce any other remedy which the Lessor and the other Beneficiaries now have or may hereafter have against any Other Party; and (z) all claims (as such term is defined in the Bankruptcy
         Code) it may at any time otherwise have against any Other Party arising from any transaction whatsoever, including without limitation its right to assert or enforce any such claims.

6. REINSTATEMENT OF GUARANTY. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Beneficiary under the Lease or any other sum constituting any of the other Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy, dissolution,


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         liquidation or reorganization  of the Lessee, the Parent,  the Lessor, the owner participant in the Lessor, or the Pass-Through Trustee, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Lessee, the Parent, the Lessor, such owner participant, the Pass-Through Trustee or any substantial part of any property of any of the foregoing, or otherwise, all as though such payments had not been made. If an event permitting Lessor or any other Beneficiary to demand payment of any of the Guaranteed Obligations shall at any time have occurred and be continuing and such demand shall at such time be prevented or the right of any Beneficiary to receive any payment under any Transaction Document shall at such time be delayed or otherwise affected by reason of the pendency against the Lessee of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, such Guaranteed Obligation shall be deemed to have been demanded with the same effect as if Lessor or such other Beneficiary had demanded the same in accordance with the terms of the Transaction Documents, and the Guarantor shall forthwith pay such demanded amount and any other amounts guaranteed hereunder.

7. PAYMENTS. The Guarantor hereby guarantees that the Guaranteed Obligations will be paid to the Beneficiaries in lawful currency of the United States of America and in immediately available funds, at the times and places provided in, and otherwise strictly in accordance with the terms and provisions of, the applicable Transaction Documents giving rise to such Guaranteed Obligations (regardless of any law, regulation or decree now or hereafter in effect which might in any manner affect the Guaranteed Obligations, or the rights of any such Beneficiary with respect thereto as against the Lessee, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Lessee of any or all of the Guaranteed Obligations), without set-off or counterclaim and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein) excluding taxes and other amounts for which the Lessee has no obligation to pay pursuant to the Lease or the other Lease Operative Documents (such non-excluded taxes and other amounts being called "Taxes"). If any Taxes are required to be withheld for any amount payable to any Beneficiary under this Guaranty Agreement, the amounts so payable to the applicable Beneficiary shall be increased to the extent necessary to yield to such Beneficiary (after payment of all Taxes) interest or any such other amounts at the rates or in the amounts specified in the Transaction Documents.

8. RANK OF GUARANTY. The Guarantor agrees that its obligations under this Guaranty Agreement shall rank at least pari passu with all other unsecured senior obligations of the Guarantor now or hereafter existing.

9.       ADDITIONAL COVENANTS OF THE GUARANTOR.

                (a) General. So long as the Guaranteed Obligations are
                    --------
         outstanding or the Transaction Documents shall remain in effect, the Guarantor agrees that, unless the Majority in Interest of the Certificateholders otherwise consents in writing:

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        (i)      Maintenance  of Existence,  Etc. Subject to Section 9(b), the
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         Guarantor will at all times do or cause to be done all things necessary to maintain and preserve its existence as a limited liability company, and maintain, preserve and renew its and its Subsidiaries' licenses, patents and franchises material to the conduct of the business of the Guarantor and such Subsidiaries taken as a whole, provided that nothing contained in this Section 9(a)(i) shall (A) require the Guarantor or any such Subsidiary to maintain, preserve or renew any license, patent or franchise not necessary or desirable in the conduct of its business, or (B) prohibit the Guarantor from terminating the corporate existence of a Subsidiary if in the reasonable opinion of the Guarantor such termination is in the best interests of the Guarantor and is not disadvantageous to any Beneficiary.

        (ii)     Financial Statements, Etc. The Guarantor will furnish to the
                 -------------------------
         Lessor and to each Certificateholder, as applicable:

                        (A) as soon as publicly available, and in any event
                 within the earlier of (1) 120 days after the end of each fiscal year of the Guarantor or (2) the date by which the annual financial statements of the Guarantor are required to be delivered pursuant to its primary revolving credit facility, a consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and sources of funds of the Guarantor and its consolidated Subsidiaries for such fiscal year, prepared in conformity with GAAP (except as disclosed in the notes thereto) and reported on by independent accountants of recognized national standing; provided, that delivery of copies of either the annual report on Form 10-K of the Guarantor for such annual period or, in lieu thereof, a report on Form 8-K of Guarantor's direct parent, TXU US Holdings Company, a Texas corporation ("Holdings"), filed with the Securities and Exchange
                 Commission shall be deemed to satisfy the requirements of this clause (A) with respect to consolidated financial statements if such financial statements are included in such report;

                        (B) as soon as publicly available, and in any event
                 within the earlier of (1) 60 days after the end of each quarter (except the last quarter)of each fiscal year of the Guarantor or (2) the date by which the quarterly financial statements of the Guarantor are required to be delivered pursuant to its primary revolving credit facility, a consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such quarter and the related consolidated statements of operations and sources of funds of the Guarantor and its consolidated Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, in each case setting forth comparative figures for the related periods in the prior fiscal year, certified by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor to have been prepared in accordance with GAAP (except as disclosed in the notes


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                thereto and subject to normal year-end adjustments); provided, that delivery of copies of either the quarterly report on Form 10-Q of the Guarantor for such quarterly period or, in lieu thereof, a report on Form 8K of Holdings, filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (B) with respect to consolidated financial statements if such financial statements are included in such report;

                        (C) concurrently with the delivery each year of the
                financial statements furnished pursuant to Section 9(a)(ii)(A), an officer's certificate of the Guarantor certifying that the signer has reviewed or caused to be reviewed by persons under his supervision, the relevant terms of this Guaranty Agreement and has made, or caused to be made under his supervision, a review of the transactions and financial condition of the Guarantor and its consolidated Subsidiaries during the preceding year, and that such review has not disclosed the existence during such period, nor does the signer have knowledge of the existence as at the date of such certificate, of a Lease Default, a Lease Event of Default or a default hereunder, or of any other default with respect to the Guaranteed Obligations or, if any such a default existed or exists, specifying the nature and period of existence thereof and what action the Guarantor has taken or is taking or proposed to take with respect thereto;

                        (D) with reasonable promptness, such other information
                relating to the Guarantor, any of its Material Subsidiaries, or the Lessee that any Certificateholder may from time to time reasonably request and that the Guarantor may furnish without violating applicable securities laws (taking into account the Certificateholders' confidentiality obligations under paragraph 9D of the Certificate Purchase Agreement pursuant to which the Certificates were issued); and

                       (E) upon the request of any Certificateholder, provide
                such Certificateholder, and any qualified institutional buyer designated by such Certificateholder, such financial and other information as such Certificateholder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A (as such term is defined in the Indenture) in connection with the resale of the Trust Certificates (as such term is defined in the Indenture), except at such times as the Guarantor is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act (as such term is defined in the Indenture)(for the purpose of this clause
                (E), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A).

                (iii)   Inspections, Etc. The Guarantor will permit any
                        -----------------
authorized representative of Lessor or any Certificate holder, upon reasonable prior notice and at the expense of the Guarantor at such times as a Lease Default or a Lease Event of Default shall exist and otherwise at the expense of the Lessor or


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         such Certificateholder, as the case may be, to visit and discuss with the Guarantor's officers the financial condition of the Guarantor and the Guarantor's ability to comply with its obligations hereunder, all at such reasonable times and intervals as Lessor or such Certificateholder may request.

   (b) Merger, Consolidation. The Guarantor shall not consolidate with, or merge with or into, any other Person or convey, transfer or lease all or substantially all of its assets as an entirety (whether by one transaction or a series of related transactions) to any Person, unless each of the following conditions shall be satisfied:

    (i) the successor entity formed by such consolidation, the survivor of such merger (including the Guarantor) or the successor entity which acquires by conveyance, transfer or lease all or substantially all of the assets of the Guarantor as an entirety (each of the foregoing being referred to as the "Surviving Entity") shall be a Solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and at least $5,000,000,000 of the Surviving Entity's consolidated assets shall be within the United States;

     (ii) the Surviving Entity (if not the Guarantor), shall expressly assume in writing by instrument or instruments reasonably satisfactory to the Majority in Interest of the Certificateholders, in scope, form and legal effect, the due and punctual payment, performance and observance of all obligations of the Guarantor under this Guaranty Agreement, with the same effect as if such entity had originally been named Guarantor herein or had been a party hereto;

      (iii) prior to and immediately after giving effect to such transaction, no Lease Default or Lease Event of Default shall exist;

      (iv) the Surviving Entity shall have delivered to the Lessor an officer's certificate stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement required by clause
            (ii)above comply with the provisions of this Section 9(b);

      (v) (A) in the case of any consolidation, merger, conveyance, transfer or lease with an entity that is an Affiliate of the Guarantor prior to giving effect to such transaction, then immediately after giving effect to such transaction the tangible net worth (calculated in accordance with GAAP) of the Successor Entity shall be equal to or greater than $3,000,000,000, (B) in the case of any consolidation, merger, conveyance, transfer or lease with any Affiliate of the Guarantor to which the foregoing subclause (A) does not apply, the Guarantor shall have first obtained the prior written consent of the Lessor and the Majority in Interest of the Certificateholders, and (C) in the case of any consolidation, merger, conveyance, transfer or lease with any Person that is not an Affiliate of the Guarantor prior to giving

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

            effect to such transaction, either (1) the tangible net worth (calculated in accordance with GAAP) of the Surviving Entity immediately after giving effect to such transaction shall be equal to or greater than the greater of $3,000,000,000 and the tangible net worth (calculated in accordance with GAAP) of the Guarantor immediately prior to such transaction or (2) the Guarantor shall have first obtained the prior written consent of the Lessor and the Majority in Interest of the Certificateholders;

(vi) immediately after giving effect to such transaction, the Surviving Entity shall have Acceptable Debt Ratings from Standard & Poor's and Moody's that in each case are at least as high as the Debt Ratings of the Guarantor immediately prior to the date of such transaction; and

(vii) in the case of any such consolidation, merger, conveyance, transfer or lease in which the Guarantor is not the Surviving Entity, the Surviving Entity shall have caused to be delivered to Lessor and the Indenture Trustee an opinion of counsel reasonably acceptable to the Majority in Interest of the Certificateholders, to the effect that all agreements or instruments effecting the assumption referred to in clause (ii) above are enforceable in accordance with their terms and comply with the terms of the Transaction Documents.

            Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Guarantor as an entirety, in accordance with this Section 9(b), in a transaction in which the Guarantor is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, the Guarantor under this Guaranty Agreement, with the same effect as if such successor had been named as the Guarantor herein.

(c)      Ratings  Decline.  If any Ratings Decline occurs, the Guarantor shall
         ----------------
provide written notice thereof to the Lessor, the Indenture Trustee, the Servicer and each Certificateholder within 10 days thereafter and shall cause an Additional Guaranty or a Qualified Letter of Credit satisfying the requirements set forth below to be provided to the Indenture Trustee (as assignee of the Lessor's rights under the Lease) within 30 days after such Ratings Decline. Any failure to provide such Additional Guaranty or Qualified Letter of Credit within such 30-day period shall constitute a Lease Event of Default. In the event that the Guarantor regains Acceptable Debt Ratings, and provided that no Lease Default or Lease Event of Default shall exist at the time of either such notice or such release, the Guarantor may, upon at least thirty (30) days' prior written notice to the Lessor, the Indenture Trustee, the Servicer and each Certificateholder, obtain the release of such Additional Guaranty or Qualified Letter of Credit, as the case may be, by delivering to the Lessor, the Indenture Trustee, the Servicer and each Certificateholder satisfactory evidence that the Guarantor has regained Acceptable Debt Ratings. In the event of a Ratings Decline occurring after such release, the provisions of this Section 9(c) requiring the delivery of an Additional Guaranty or a Qualified Letter of Credit shall again apply. In addition, at any time that an Additional Guaranty or a Qualified Letter of Credit shall be in effect, the Guarantor may, upon at least thirty (30) days' prior written notice to the Lessor, the Indenture Trustee (as assignee of the Lessor's rights under the Lease), the Servicer and each Certificateholder, substitute an Additional Guaranty or a Qualified Letter of Credit for the Additional Guaranty or the Qualified Letter of Credit then outstanding pursuant hereto, provided that no Lease Default or Lease Event of Default shall exist at the time of any such notice or substitution.

        (i) "Additional Guaranty" shall mean a guaranty agreement that has been duly executed and delivered by an Acceptable Guarantor (an "Additional Guarantor") and is in a form substantially identical to this Guaranty Agreement (with appropriate references revised to reflect the identity and form of business organization of the Additional Guarantor but with the deletion of Section 21 and references to a Replacement Guarantor). Without limitation of the foregoing, any Additional Guaranty shall include credit enhancement requirements identical to those set forth in this Section 9(c) to protect the Beneficiaries in the event a Ratings Decline occurs with respect to any Debt Rating of such Additional Guarantor.

        (ii) "Acceptable Guarantor" shall mean a Solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that satisfies all of the following criteria:

                        (A) at least 35% of such entity's consolidated assets, properties and operations shall be within the United States;

                        (B) the tangible net worth (calculated in accordance with GAAP from audited financial statements reasonably acceptable to the Majority in Interest of Certificateholders and provided to the Indenture Trustee, the Servicer and the holders of the Trust Certificates prior the delivery of such Additional Guaranty) of such entity must be equal to or greater than $3,000,000,000; and

                        (C)  such entity must have Acceptable Debt Ratings.

        (iii) "Qualified Letter of Credit" shall mean an uncollateralized, irrevocable, standby letter of credit issued by an Acceptable Bank, in form and substance satisfactory to the Majority in Interest of Certificateholders (in their sole and exclusive judgment exercised in good faith), that satisfies all of the following criteria:

                        (A) the Servicer, acting on behalf of the Indenture
                  Trustee, as assignee of the Lessor's rights under the Lease, shall be the initial beneficiary of such letter of credit;

                        (B) such letter of credit shall authorize the Servicer
                  to draw on the Issuing Bank from time to time immediately available funds in an aggregate amount which at all times shall be at least equal to the greater of (1) the aggregate Base Rent remaining to be paid over the remainder of the scheduled Base Term (determined initially on the date of the issuance thereof without discounting) and (2) the largest
                  Stipulated Loss Value Payment payable by the Lessee over the remainder of the scheduled Base Term;

                         (C) such letter of credit shall provide that it may be
                  drawn as provided in paragraph (vi) below, with each drawing under this clause (C) or under the foregoing clause (B) being made by presentation, at an office of the issuing bank, in person, via courier or other delivery service, on or before the stated expiry date thereof, of a certificate that (I) identifies the letter of credit with respect to which such certificate is being presented, (II) identifies the event permitting such drawing and certifies that such event has occurred, and (III) identifies the amount being drawn thereunder;

                         (D) such letter of credit shall have a stated expiry
                  date which is at least one year from date of the issuance thereof and, if such expiry date is prior to the end of the Base Term, which shall be automatically extended pursuant to the terms of such letter of credit for a period of at least one year from the date of such expiration unless the issuer thereof shall, not later than 30 days prior to the stated expiry date, provide written notice to the Servicer, acting on behalf of the Indenture Trustee (as assignee of the Lessor's rights under the Lease), in bold face type identifying such letter of credit with particularity, stating that such notice is a "Notice of Letter of Credit Expiration" and that such letter of credit shall expire upon the expiry date stated in such notice and in such letter of credit; and

                         (E) such letter of credit shall be transferable by the
                  beneficiary thereof in its entirety, without any fee applicable to such transfer that is required to be paid by any such transferor or transferee, to any successor Servicer, acting on behalf of the Indenture
                  Trustee (as assignee of the Lessor's rights under the Lease) pursuant to the terms of the Indenture.

        (iv) "Acceptable Bank" shall mean any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $1,000,000,000, and (iii) which has a Debt Rating issued by Standard & Poor's of at least of at least AA- and a Debt Rating issued by Moody's of at least Aa3 (or such bank or trust company must have either of such Debt Ratings in the event that either Moody's or Standard & Poor's (including their respective successors) shall have ceased to exist).

        (v) Any Additional Guaranty shall be delivered with (x) legal opinions (in form and substance equivalent to those opinions delivered with respect to this Guaranty Agreement but consistent with the structure of the Additional Guarantor), and (y) such certificates, documents or instruments as the Indenture Trustee, the Servicer or any Certificateholder may reasonably request to provide such Persons the types of legal opinions and such certificates, documents or instruments it received with respect to this Guaranty Agreement, each of which deliveries shall be in form and substance satisfactory to the Indenture Trustee, the Servicer and each Certificateholder (in their sole and exclusive judgments exercised in good faith).

        (vi) With respect to any Qualified Letter of Credit, the Servicer on behalf of the Indenture Trustee (as assignee of the Lessor's rights under the Lease) shall be permitted thereunder,

                        (A) from time to time, if the Lessee and the Guarantor
                  fail to make any payment of Base Rent on the applicable Rent Payment Date, to draw upon such Qualified Letter of Credit in an amount equal to the amount of Base Rent that is not paid on such Rent Payment Date;

                        (B) if any event occurs that requires the Lessee to make
                  a Stipulated Loss Value Payment pursuant to the Lease and the Lessee and the Guarantor fail to make such payment, to draw upon such Qualified Letter of Credit in the amount of the Stipulated Loss Value Payment calculated as of the business day following the date of such occurrence;

                        (C) if any Lease Event of Default results in an
                  acceleration of the Base Rent payable under the Lease, to draw upon such Qualified Letter of Credit in an amount equal to the maximum remaining amount available to be drawn thereunder; and

                        (D) if thirty (30) or fewer days remain prior to the
                  stated expiry date of such Qualified Letter of Credit, the issuer thereof has given the notice of non-extension referred to in clause (D) of paragraph (iii) above, and the Servicer on behalf of the Indenture Trustee (as assignee of the Lessor's rights under the Lease) has not received a Qualified Letter of Credit or an Additional Guaranty to replace such Qualified Letter of Credit, to draw upon such Qualified Letter of Credit in an amount equal to the maximum remaining amount available to be drawn thereunder.

                        The proceeds from each drawing under the Qualified
                  Letter of Credit shall be deposited in the Rent Collection Account and applied pursuant to the provision of the Indenture that would have applied in the event that the payment had been made by the Lessee itself under the circumstances under the Lease giving rise to such payment; provided, however, that the proceeds from any drawing under clause (D) above shall, within five (5) Business Days following the Servicer's receipt of the proceeds of such drawing, be applied (to the extent of such proceeds) by the Indenture Trustee to the purchase of United States
                  Treasury securities identified to the Indenture
                  Trustee by the Guarantor, that are non-callable, that mature as close as possible prior to each succeeding
                  Rent Payment Date and that are in the respective amounts of Base Rent payable on such dates. Upon the receipt by the Servicer on behalf of the Indenture Trustee (as assignee of the Lessor's rights under the Lease) of the proceeds from a drawing under the Qualified Letter of Credit pursuant clause (A), (B) or (C) above, the obligation of the Lessee or the Guarantor to make the corresponding payment under the Lease shall be deemed satisfied, but only to the extent of the amount of such proceeds and without (a)curing any Lease Default or Lease Event of Default relating to such corresponding payment under the Lease except as provided in the final sentence of this paragraph or (b) affecting the obligation of the Lessee or the Guarantor to make any other payment of Base Rent, Supplemental Rent, Stipulated Loss Value Payment, Termination Value Payment or any other amount at any time payable under the Lease or this Guaranty Agreement, as the case may be. Upon the purchase by the Indenture Trustee of the United States Treasury securities referred to in the first sentence of this paragraph, the execution of a supplement to the Indenture to accomplish the defeasance of certain obligations of the Lessee that is to be effected by such purchase, the delivery (x) by the Lessee of a tax opinion relating to the defeasance and (y) by the Issuer of a security agreement and a legal opinion relating to such securities and the defeasance effected by the purchase thereof (which supplement to the Indenture, security agreement and legal opinions must be satisfactory in form, scope and substance to the Indenture Trustee and the Majority in Interest of Certificateholders, acting through the Pass-Through
                  Trustee(as such terms are defined in the Indenture)), the Guarantor will no longer be obligated to provide an Additional Guaranty or a Qualified Letter of Credit at such times as it does not maintain
                  Acceptable Debt Ratings (and no Lease Default or
                  Lease Event of Default thereafter shall result solely from its failure to maintain Acceptable Debt Ratings) and the Lessee will be released from its obligation to pay Base Rent during the Base Term (to the extent of the principal amount of such securities at the respective maturities thereof), but without affecting the obligation of the Lessee or the Guarantor to make any other payment of Base Rent or any payment of Supplemental Rent, Stipulated Loss Value Payment, Termination Value Payment or any other amount at any time payable under the Lease or this Guaranty Agreement, as the case may be, except to the extent of the net proceeds actually realized by the Indenture Trustee at the respective maturities of such securities or upon the sale or other disposition of such securities pursuant to such security agreement and the other Debt Documents under the circumstances provided therein for such sale or other disposition. To the extent that the proceeds from any drawing under clause (A) or (B) above are received by the Servicer on behalf of the Indenture Trustee (as assignee of the Lessor's rights under the Lease) before the expiration of the applicable grace period under
                  Section 16.1 (a) of the Lease, then such receipt shall cure the Lease Default that resulted from the failure of the Lessee to make the payment in question under the Lease.

        (vii) For avoidance of doubt, an Additional Guaranty or Qualified Letter of Credit delivered with respect to a Ratings Decline may be used to satisfy both the provisions of this Section 9(c) and the provisions of Section 9(c) of the Parent Guaranty Agreement (or any Replacement Parent Guaranty) with respect to such Ratings Decline.

10.  REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

     The Guarantor represents and warrants as follows:

             (a) Organization. Good Standing and Location. The Guarantor is (i) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) duly qualified and authorized to do business and in good standing in every other jurisdiction where the nature of its business requires such qualification and (iii) has all requisite limited liability company power and authority, and all governmental licenses and permits, to own and operate its properties and to carry on its businesses as presently conducted. The Guarantor has the requisite limited liability company power to enter into and perform its obligations under this Guaranty Agreement.

             (b)  Authorization and Enforceability of Guaranty Agreement. The
                  ------------------------------------------------------
     execution, delivery and performance of this Guaranty Agreement have been duly authorized by all necessary limited liability company action on the part of the Guarantor. This Guaranty Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c)  Consents and Approvals;  No Breach;  Adequate  Consideration.
                 ------------------------------------------------------------
     All consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under Applicable Laws for the execution, delivery and performance of this Guaranty Agreement have been obtained or made and are in full force and effect.
     The execution, delivery and performance of this Guaranty Agreement does not and will not violate the provisions of any Applicable Laws, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected. By virtue of its relationship with the Lessee and the Parent, the execution, delivery and performance of this Guaranty Agreement is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty Agreement.

11. NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing, and any such communication shall become effective when received, addressed in the following manner: (a) if to the Guarantor, to TXU Energy Company LLC, Attention: Treasurer, 1601 Bryan St., Dallas, Texas 75201, with a copy to Hunton & Williams, 1601 Bryan Street, Dallas, Texas

     75201,  or (b) if to  Lessor or any  other  Beneficiary,  to the address of Lessor set forth in the Lease and to the address of each other Beneficiary as set forth in the Transaction Documents or as otherwise provided to Guarantor by such other Beneficiary; provided, however,
                                                        --------   -------
     that any such addressee may change its address for communications by notice given aforesaid to the other parties hereto.

12. CONSTRUCTION. The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

13. SEVERABILITY. If any provision of this Guaranty Agreement, or the application thereof to any Person or circumstances, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Guaranty Agreement, and the application of that provision to other Persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by applicable law.

14. SUCCESSORS. The terms and provisions of this Guaranty Agreement shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of the Lessor, the other Beneficiaries and their respective successors, transferees and assigns. Without limitation of the foregoing sentence, the Guarantor acknowledges that the Lessor has assigned to the Indenture Trustee of all of its rights, titles, and interests in and to this Guaranty Agreement and the other Lease Operative Documents (other than the Excepted Payments and Excepted Rights) pursuant to the Assignment of Lease and Assignment of Agreements.

15. ENTIRE AGREEMENT; AMENDMENT. This Guaranty Agreement expresses the entire understanding of the subject matter hereof, and all other understandings, written or oral, are hereby merged herein and superseded. No amendment of or supplement to this Guaranty Agreement, or waiver or modification of, or consent under, the terms hereof shall be effective unless in writing and signed by the Guarantor, the Indenture Trustee, the Lessor, and each Certificateholder; provided, however, that the provisions of Section 9 hereof may be amended or waived if such amendment or waiver is in writing and signed by the Guarantor, the Indenture Trustee, the Lessor, and Certificateholders constituting a Majority in Interest of the Certificateholders.

16. TERM OF GUARANTY AGREEMENT. Subject to Section 6, this Guaranty Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be paid or otherwise discharged in full.

17. SURVIVAL. All warranties, representations and covenants made by the Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under this Guaranty Agreement shall be considered to have been relied upon by each Beneficiary and shall survive the execution and delivery of this Guaranty Agreement, regardless of any investigation made by any Beneficiary or on its behalf.

18. FURTHER ASSURANCES. The Guarantor hereby agrees to execute and deliver all such instruments and take all such action as the Lessor may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

19. GOVERNING LAW. This Guaranty Agreement has been executed and delivered in the State of New York and shall be governed by, construed and enforced in all respects in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein, without regard to principles of conflicts of laws.

20. SUBMISSION TO JURISDICTION. The Guarantor hereby irrevocably submits itself to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County, of the United States of America and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of, or relating to, this Guaranty Agreement or the subject matter hereof, and hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceedings,
     (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper and (ii) any right which it may have to a trial by a jury.

          The Guarantor hereby agrees that the submission to jurisdiction referred to in this Section 20 shall not limit in any manner the rights of any of the Certificateholders to take proceedings against the Guarantor in some other court of competent jurisdiction whether within or outside the United States.

21. REPLACEMENT OF GUARANTOR. If no Lease Default, Lease Event of Default or Event of Default shall exist at the time of either such request or such release, then following the written request of the Guarantor to the Indenture Trustee and the Certificateholders at least thirty (30) days prior to the requested date on which the Guarantor is to be released from its obligations under this Guaranty Agreement, the Guarantor shall be released from further liability under this Guaranty Agreement upon its being replaced by a Replacement Guarantor that satisfies all the conditions contained in the definition of such term set forth in Section 22.

22. DEFINITIONS. As used herein, the terms listed below shall have the definitions specified below. Capitalized terms used but not otherwise defined in this Guaranty Agreement shall have the meanings ascribed to such terms in the Lease.

                  "Acceptable Debt Ratings" shall mean, with respect to any Person, that such Person has a Debt Rating issued by Moody's of at least Baa3 or better and a Debt Rating from Standard & Poor's of at least BBB-. If any of the foregoing rating categories used by Moody's or Standard & Poor's is revised or designated differently (such as by changing letter designations to different letter designations or to numerical designations), then the references herein to such rating shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated. If either(but not both) of Moody's or Standard & Poor's (including their respective successors) shall cease to exist or shall cease to issue
     Debt Ratings generally, then "Acceptable Debt Ratings" shall consist solely of the above-required Debt Rating issued by whichever of Moody's and Standard & Poor's shall remain in existence or shall continue to issue Debt Ratings generally, as the case may be.

               "Debt Rating" shall mean, with respect to any Person, the rating applicable to such Person's senior, unsecured non-credit enhanced long-term indebtedness for borrowed money issued by Standard & Poor's or Moody's, as applicable. A Debt Rating, whether public or private, issued by Standard & Poor's or Moody's shall be deemed to be in effect on the date of announcement or publication by Standard & Poor's or Moody's, as the case may be, of such Debt Rating or, in the absence of such announcement or publication, on the effective date of such Debt Rating and will remain in effect until the date when any change in such Debt Rating is deemed to be in effect.

              "Event of Default" shall have the meaning specified in the Indenture.

              "Issuing Bank" shall mean the bank that issues a Qualified Letter of Credit.

              "Majority in Interest of the Certificateholders" shall mean the "Majority in Interest of the Holders" as such term is defined in the Declaration of Trust.

              "Material Subsidiary" shall mean any Subsidiary of the Guarantor which (i) has contributed more than 5% of the Guarantor's consolidated net income (calculated in accordance with GAAP) for the fiscal year then most recently ended or (ii) owns assets which constitute more than 5% of the Guarantor's consolidated assets (calculated in accordance with GAAP) as of the last day of the fiscal year most recently ended.

               "Ratings Decline" shall mean the existence or occurrence of any of the following events: (i) the Guarantor shall cease to have Acceptable Debt Ratings; or (ii) either Moody's or Standard & Poor's , or both, shall not have in effect a Debt Rating with respect to the Guarantor for any reason whatsoever except the failure of either, but not both, of Moody's and Standard & Poor's (including their successors) to continue in existence or to issue Debt Ratings generally, as the case may be; provided, that, neither the existence nor the occurrence of the foregoing events shall cause a Ratings Decline if (x) the Parent Guaranty Agreement or a Replacement Parent Guaranty is in full force and effect and enforceable against the Parent or the applicable Replacement Parent Guarantor, as the case may be, in accordance with its terms, and (y) the Parent or the applicable Replacement Parent Guarantor, as the case may be, has Acceptable Debt Ratings.

               "Replacement Guarantor" shall mean a Person that satisfies the requirements set forth in clauses (i), (ii) (which requirement shall be satisfied by the execution and delivery by such Person of a guaranty agreement that is in form identical to this Guaranty Agreement, with appropriate references revised to reflect the identity and form of business organization of such Person), (iv), (v)(A), (vi) and (vii) of
     Section 9(b) of this Guaranty Agreement, recognizing that such Person is to replace the Guarantor hereunder as the result of a transaction that is not subject to such Section but is instead subject to Section 21; provided, that no Person may be both a Replacement Guarantor hereunder and a Replacement Parent Guarantor pursuant to Section 21 of the Parent Guaranty Agreement.

              "Replacement Parent Guarantor" shall mean Replacement Guarantor (as defined in Section 22 of the Parent Guaranty Agreement).

              "Replacement Parent Guaranty" shall mean a guaranty agreement delivered in replacement and substitution for the Parent Guaranty Agreement in accordance with Section 21 thereof.

              "Secured Notes" shall have the meaning given to such term in the Indenture.

              "Solvent" shall mean, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair value" or "present fair saleable value" of the assets of such Person (on a going-concern basis) will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) such fair value or present fair saleable value of the assets of such Person (on a going-concern basis) will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) unliquidated, contingent, disputed and unmatured claims shall be valued at the amount that can be reasonably expected to be actual and matured.

             "Subsidiary" shall mean (i) any corporation, at least 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Guarantor, either directly or through Subsidiaries, and
     (ii) any partnership, joint venture or similar entity if at least a 50% interest in the profits or capital thereof is owned by the Guarantor, either directly or through Subsidiaries (unless such entity can and does ordinarily take major business actions without the prior approval, direct or indirect, of the Guarantor).



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

             "Surviving Entity" shall have the meaning specified in Section 9(b)(i) of this Guaranty Agreement.

             "Trust Certificates" shall mean the "Certificates" as such term is defined in the Declaration of Trust.

             "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).




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


         IN WITNESS WHEREOF, the Guarantor has caused this Additional Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

                                       TXU ENERGY COMPANY LLC


                                   By:      /s/Kirk R. Oliver
                                      ----------------------------------------
                                   Title: Treasurer and Assistant Secretary


                                   By:      /s/Anthony Horton
                                      -----------------------------------------
                                   Title: Assistant Treasurer


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